                                       3.1

                                                                               D

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)

                                    ARTICLE I
                     The exact name of the corporation is:

                        INVESTORS CAPITAL HOLDINGS, LTD.

                                   ARTICLE II
     The purpose of the corporation is to engage in the following business activities:

To own shares and invest and reinvest the assets of the corporation in business organizations of all kinds, domestic and foreign.

See Continuation Sheets - Article II

ARTICLES OF ORGANIZATION: INVESTORS CAPITAL HOLDINGS, LTD.

ARTICLE II: Purpose Clause Continued

(b) To serve as a general partner of any partnership;

(c) To advertise, promote, merchandise, and otherwise purvey the products and services authorized herein; to negotiate and contract with respect to furnishing of the same for or on behalf of any person, firm, or corporation, domestic or foreign; to enter into and carry out agency or joint arrangements with other persons, firms, corporations or limited partnerships engaged in like or similar activities; and generally to exploit the services and objects of the Corporation by all lawful means;

(d) To enter into partnerships or other arrangements for sharing profits, or cooperate with any entity carrying on any business capable of being conducted so as to benefit this Corporation; to acquire the assets and assume the liabilities of any entity and/or acquire all or part of the stock of any corporation; to pay for the assets or stock in cash, stock or otherwise; to hold or dispose of the property so purchased; and to conduct the business so acquired;

(e) To purchase or otherwise acquire, apply for, register, hold, use, assign, sell or in any manner deal with patents, inventions, improvement processes, formulas, trademarks, trade names, copyrights or otherwise;

(f) To directly, or through ownership of shares in any corporation or of any limited partnership interests, purchase, lease, sell, exchange, or acquire or dispose of real estate and property, to engage in the negotiations and transactions of buying, selling, leasing and managing real property both as an agent and for its own accord;

(g) To purchase, take, own, hold, deal in, mortgage or otherwise encumber, lease, sell, exchange, convey, transfer or in any manner dispose of real property;

(h) To borrow and lend money and to negotiate loans; to draw, accept and endorse notes, accounts receivable, bonds, stocks, debentures and other securities; to subscribe for, buy, sell, acquire, hold and dispose of shares of stock, bonds, accounts and other securities of any government, person or corporation; and to guarantee obligations of any other person or entity;

(i) To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or jointly, with natural persons or any legal entity;

ARTICLES OF ORGANIZATION: INVESTORS CAPITAL HOLDINGS, LTD.

ARTICLE II: Purpose Clause Continued

(j) To do everything necessary, proper, advisable, or convenient for the accomplishment of the foregoing purposes, and to do all things incidental to them or connected with them, that are not forbidden by the Act, by other laws, or by these Articles of Organization;

(k) To carry on any other business activity or operation which may be lawfully carried on by a corporation organized under the business corporation laws of the Commonwealth of Massachusetts (MGLA Ch. 156B), whether or not related to those referred to in the foregoing paragraphs.

                                                                   Attachment 1A

ARTICLES OF ORGANIZATION: INVESTORS CAPITAL HOLDINGS, LTD.

Article V Continued:

Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors, in the manner following:

He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter either accept the offer, or by notice to him in writing name a second arbitrator, and these two arbitrators shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

After acceptance of the offer, or the report of the arbitrators as to the value of the stock, the corporation shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

Article VI Continued:

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or its directors or stockholders, or of any class of stockholders:

(a) The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision of such by-laws which by law or these Articles or the by-laws requires action by the stockholders.

(b) Meetings of the stockholders of the corporation may be held anywhere in the United States.

(c) The corporation shall have the power to be a partner in any business enterprise which this corporation would have the power to conduct itself.

(d) The corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by a vote of a majority of each such class of stock outstanding), may (i) authorize any amendment to its Articles of Organization pursuant to Section 71 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, (ii) authorize the sale, lease, or exchange of all or substantially all of its property and assets, including its goodwill, pursuant to Section 75 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, and (iii) approve an agreement of merger or consolidation pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws, as amended from time to time.

(e) The corporation may enter into contracts or transact business with, one or more of its directors, officers or stockholders or with any corporation, organization or other concern in which any one or more of its directors, officers or stockholders are directors, officers, stockholders or are otherwise interested and may enter into other contracts or transactions in which any one or more of its directors, officers or stockholders is in any way interested; and, in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such directors, officers or stockholders of the corporation have or may have interests which are or might be adverse to the interest of the corporation even though the vote or action of directors, officers or stockholders having such adverse interests may have been necessary to obligate the corporation upon such contract or transaction. At any meeting of the Board of Directors of the corporation (or of any duly authorized committee thereof) at which any such contract or transaction shall be authorized or ratified, any such director or directors may vote or act thereat with like force and effect as if he had no such interest, provided in such case the nature of such interest shall be disclosed or shall have been known to the directors or a majority thereof. A general notice that a director or officer is interested in any corporation or other concern of any kind above referred to shall be sufficient disclosure as to the nature of such interest of such director or officer with respect to all contracts and transactions with such corporation or other concern. No director shall be disqualified from holding office as a director or officer of the corporation by reason of any such adverse interests, unless the Board of Directors shall determine that such adverse interest is detrimental to the interests of the corporation.

(f) No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE III

Please state the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

--------------------------------------------------------------------------------
     WITHOUT PAR VALUE                               WITH PAR VALUE
--------------------------------------------------------------------------------
TYPE      NUMBER OF SHARES         TYPE      NUMBER OF SHARES    PAR VALUE
--------------------------------------------------------------------------------
Common:                         Common:         3,500,000           .01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                      Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

   Not Applicable

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

   See Continuation Sheets - Attachment IA

                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

   See Continuation Sheets - Attachment lA

    JCM
    HG
-----------
Examiner

    N/A
-----------
Name
Approved

C    |_|
P    |_|
M    |_|
R.A. |_|

    4
-----------
P.C.

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-3284631
                                                             -------------------

                       The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,   Theodore E. Charles                                , *President
    -----------------------------------------------------

and   Janice Charles                                            , *Clerk
    ------------------------------------------------------------

of    INVESTORS CAPITAL HOLDINGS, LTD.
   -----------------------------------------------------------------------------
                          (Exact name of corporation)

located at:   230 Broadway East, Lynnfield, Massachusetts 01940
           ---------------------------------------------------------------------
                      (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                  ARTICLE III
--------------------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on March 19, 1997, by vote of:

2,845,000  shares of   Common             of    2,972,500    shares outstanding.
----------          ----------------------  -----------------
                       (type, class & series, if any)

           shares of                      of                 shares outstanding.
----------          ----------------------  -----------------
                       (type, class & series, if any)

           shares of                      of                 shares outstanding.
----------          ----------------------  -----------------
                       (type, class & series, if any)

(1)**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/ and of each type, class or series of stock whose rights are adversely affected thereby:


* Delete the inapplicable words.               **Delete the inapplicable clause.
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
  WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
TYPE      NUMBER OF SHARES         TYPE      NUMBER OF SHARES    PAR VALUE
--------------------------------------------------------------------------------
Common:                         Common:         3,500,000          $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                      Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Change the total authorized to:

--------------------------------------------------------------------------------
  WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
TYPE      NUMBER OF SHARES         TYPE      NUMBER OF SHARES    PAR VALUE
--------------------------------------------------------------------------------
Common:                         Common:         5,500,000          $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                      Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:________________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 16 day of April, 1997.


/s/ Theodore E. Charles                                     , *President
------------------------------------------------------------


/s/ Janice M. Charles                                             , *Clerk
------------------------------------------------------------------

*Delete the inapplicable words.

                                     573136

                                                                  [STAMP]
                                                                SECRETARY OF
                                                              THE COMMONWEALTH
                                                             97 APR 17 PM 3:01
                                                            CORPORATION DIVISION

                       THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

================================================================================

I hereby approve the within Articles of Amendment, and the filing fee in the amount of $2,000 having been paid, said article is deemed to have been filed with me this 17th day of April, 1997.


Effective date:_________________________________________________________________


                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                          James M. Carabina, Esq.
--------------------------------------------------------------------------------
                          99 Derby Street, Suite 300
--------------------------------------------------------------------------------
                          Hingham, Massachusetts 02043
--------------------------------------------------------------------------------

-----------
Examiner


-----------
Name
Approved


C    |_|
P    |_|
M    |_|
R.A. |_|


-----------
P.C.


                                                          FEDERAL IDENTIFICATION
                                                          NO.___________________

                       The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,   Theodore E. Charles                                , *President /,
    -----------------------------------------------------

and   Janice M. Charles                                         , *Clerk /,
    ------------------------------------------------------------

of    INVESTORS CAPITAL HOLDINGS, LTD.
   ----------------------------------------------------------------------------,
                          (Exact name of corporation)

located at    230 Broadway, Lynnfield, MA
           --------------------------------------------------------------------,
                      (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                       -3-
--------------------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on May 31, 2000, by vote of:

4,224,936  shares of   common stock     of   4,645,310   shares outstanding,
----------          --------------------  ---------------
                       (type, class & series, if any)

           shares of                    of               shares outstanding, and
----------          --------------------  ---------------
                       (type, class & series, if any)

           shares of                    of               shares outstanding
----------          --------------------  ---------------
                       (type, class & series, if any)

(1)**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/or (2)** being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:


* Delete the inapplicable words.               **Delete the inapplicable clause.
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
  WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
TYPE      NUMBER OF SHARES         TYPE      NUMBER OF SHARES    PAR VALUE
--------------------------------------------------------------------------------
Common:                         Common:         5,500,000          $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                      Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Change the total authorized to:

--------------------------------------------------------------------------------
     WITHOUT PAR VALUE                               WITH PAR VALUE
--------------------------------------------------------------------------------
TYPE      NUMBER OF SHARES         TYPE      NUMBER OF SHARES    PAR VALUE
--------------------------------------------------------------------------------
Common:                         Common:        10,000,000          $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                      Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws Chapter, 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:___________________________________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 5th day of June, 2000.

/s/ Theodore E. Charles                                     , *President/,
------------------------------------------------------------
    Theodore E. Charles

/s/ Janice M. Charles                                             , *Clerk/.
------------------------------------------------------------------
    Janice M. Charles

*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

================================================================================

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $_____ having been paid said articles are deemed to have been filed with me this ____ day of _____, 19__.


Effective date:
               -----------------------------------------------------------------


                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                          Timothy B. Murphy, Treasurer
--------------------------------------------------------------------------------
                          Investors Capital Holdings, Ltd.
--------------------------------------------------------------------------------
                          230 Broadway
--------------------------------------------------------------------------------
                          Lynnfield, MA 01940
--------------------------------------------------------------------------------